Exhibit 99.1

Electro Rent Corporation

FOR IMMEDIATE RELEASE

Investor Contact:	Company Contact:
Neil Berkman	Daniel Greenberg
Berkman Associates	Chairman & CEO
(310) 826-5051	Electro Rent Corporation
info@BerkmanAssociates.com	(818) 786-2525
Electro Rent Corporation Initiates
Regular Quarterly Dividend
     VAN NUYS, CALIFORNIA, April 19, 2007 — Electro Rent Corporation (NASDAQ:ELRC) announced today that its Board of Directors has initiated a regular quarterly cash dividend, and declared the first quarterly dividend of $0.10 per common share, representing an annual rate of $0.40. The first dividend will be paid on July 10, 2007 to shareholders of record as of June 20, 2007. Future quarterly dividends are expected to be paid on the 10th day of April, July, October and January.
     “Our decision to initiate a regular quarterly dividend reflects Electro Rent’s financial strength — more than $90 million in cash and cash equivalents, no funded debt, and a long history of profitable operations — as well as our confidence in the Company’s future. We are pleased to return this cash as part of our overall effort to enhance our shareholders’ investment in Electro Rent,” said Daniel Greenberg, Chairman and CEO.
     Electro Rent paid a special dividend of $4.00 per share, or an aggregate of $100 million, in 2004. The Company also may use a portion of its cash to repurchase shares of its common stock from time to time in open market or negotiated transactions.
About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.
“Safe Harbor” Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
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